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                  MINI-SWINE TRANSFER AND MAINTENANCE AGREEMENT


         THIS MINI-SWINE TRANSFER AND MAINTENANCE AGREEMENT (the "Agreement") is made as of the 1st day of January, 1998 ("EFFECTIVE DATE"), by and between Charles River Laboratories, Inc., a Delaware corporation with its principal offices located at 251 Ballardvale Street, Wilmington, Massachusetts 01887, and Wilmington Partners, L.P., a Delaware Limited Partnership controlled by Charles River Laboratories, Inc. (hereinafter individually and collectively referred to as "CRL"), and BioTransplant Incorporated, a Delaware corporation with its principal office located at Building 75, 3rd Avenue, Charlestown Navy Yard, Charlestown, MA 02124 ("BTI").

         WHEREAS, CRL has [**] from the [**] and, desires to transfer to BTI those inbred miniature swine derived from [**] (the "MINI-SWINE"); and

         WHEREAS BTI desires to receive such MINI-SWINE and to have the MINI-SWINE maintained in its current health disease profile by CRL which has both adequate facilities and personnel with expertise in the care, breeding and husbandry of swine; and


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         WHEREAS, CRL and BTI desire to enter into an arrangement whereby CRL will provide for the maintenance of such MINI-SWINE at the CRL facilities and will exclusively provide BTI with a continuous supply of healthy MINI-SWINE for use in BTI's transplantation research and commercial activities.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound, CRL and B hereby agree as follows:

                             ARTICLE 1 - DEFINITIONS

         1.1 "PRODUCT" shall mean MINI-SWINE having organs suitable for transplantation into humans and/or organs obtained from such MINI-SWINE.

         1.2 "SPECIFIC PATHOGEN FREE" shall mean the current condition of the MINI-SWINE with respect to freedom from swine pathogens and specified [**] disease-free certifications, as set forth in Exhibit A.

         1.3 "SPECIFICATIONS" shall mean the health specifications for PRODUCT to be set forth in Exhibit B and those required by applicable laws, regulations and regulatory approvals for PRODUCT.

                       ARTICLE 2 - TRANSFER AND ASSIGNMENT

         2.1 In consideration of the parties entering into this Agreement for the maintenance of the MINI-SWINE and in view of the fact that [**], CRL hereby



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transfers, conveys and assigns to BTI and its legal representatives all of its right, title and interest in and to all MINI-SWINE in its possession on the EFFECTIVE DATE.

                      ARTICLE 3 - MAINTENANCE OF MINI-SWINE

         3.1 CRL will house, feed, care for and breed on a daily basis the MINI-SWINE as determined by BTI during the term of this Agreement in a manner which is most conducive to breeding and maintaining healthy MINI-SWINE. BTI will give CRL [**] advance notice of the number of MINI-SWINE to be maintained for the year. The MINI-SWINE will at all times be identified and maintained in buildings apart from any other CRL animal colonies. CRL will maintain the MINI-SWINE in accordance with high quality animal husbandry standards and appropriate government and AAALAC requirements, using techniques and procedures for maintaining thriving swine colonies. BTI will have the right to reasonably direct and instruct CRL in the care of the MINI-SWINE when and as deemed necessary or appropriate by BTI.

         3.2 The CRL facilities used to house the MINI-SWINE will be kept reasonably clean, secure, and adequately protected from the elements. The stalls and other facilities used to contain the MINI-SWINE herd will be in accordance with applicable USDA standards and comprised on non-toxic materials. BTI acknowledges that the MINI-SWINE are currently housed according to USDA standards for agricultural animals and that the [**]. The MINI-SWINE will be provided with water

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and fed at least once each day. The MINI-SWINE's diet will consist of those items commonly fed to MINI-SWINE as approved by BTI.

         3.3 (a) CRL will provide routine medical care for the MINI-SWINE, such as treatment of minor cuts, abrasions and other minor external traumatic injuries. The MINI-SWINE will be administered vaccinations and/or antibiotic preparations and fluid therapy as may be required for individual treatment of minor illnesses.

             (b) CRL will also supply non-routine medical care to the MINI-SWINE herd such as surgical procedures including but not limited to repair of hernias, treatment for communicable disease outbreaks and autopsies.

         3.4 CRL will use its best efforts to employ any reasonable special breeding techniques with the MINI-SWINE which BTI may from time to time require. These techniques, which may be directed by BTI or its designee will be communicated to CRL on an ongoing basis.

             3.5 Each MINI-SWINE will be identified in a manner which will individually identify the animal while enabling BTI to maintain appropriate census records. CRL will maintain a current, accurate and reasonably detailed inventory of the MINI-SWINE equivalent to the inventory currently maintained for CRL's own swine colonies and which is amenable to data handling by BTI. The method of keeping inventory may not be changed without prior approval from BTI. These records will be made available to BTI at its request and will contain appropriate demographic and census information including births, deaths and medical treatment history. BTI shall have the continuing right to visit the CRL facilities upon

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reasonable advance notice to inspect each facility, the MINI-SWINE and the applicable records and to meet the CRL staff to insure compliance by CRL with the terms of this Agreement.

         3.6 CRL shall maintain MINI-SWINE under conditions which will insure that they remain SPECIFIC PATHOGEN FREE and shall insure that once produced there will be sufficient MINI- SWINE available to maintain and continue the colonies thereof, and will test the colonies at appropriate times to insure that such colonies remain SPECIFIC PATHOGEN FREE. Decisions on isolation, cull, treatment and/or vaccination in the unlikely event of new pathogens will be made by BTI or its designee on a case-by-case basis.

         3.7 Without limiting any other obligation of CRL to BTI, CRL acknowledges that the MINI-SWINE are being maintained for the benefit of BTI, and CRL shall take any and all reasonable steps required to maintain the health, well-being, and genetic integrity of the MINI-SWINE, including but not limited to those reasonably required by BTI.

         3.8 CRL shall provide to BTI or its designee [**] samples per week from MINI- SWINE designated by BTI, including genetic quality control samples.

         3.9 CRL shall send samples to BTI or its designee for appropriate quality control testing of all offspring and breeders of the MINI-SWINE at or before weaning, when necessary.


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         3.10 CRL will assign the equivalent of [**] AALAS certified animal technicians to perform the required daily tasks described in this Section 2. [**]; however CRL will make [**]. CRL will also assign a qualified veterinarian to provide both husandry and diagnostic and veterinary medical services as needed. BTI shall be notified of the appointment of the person primarily responsible for the MINI SWINE herd and the veterinarian.

         3.11 (a) CRL hereby transfers and assigns to BTI all of its right, title and interest in and to all information, know-how and technology which arose out of or was derived from the use or analysis by CRL of the MINI-SWINE herd for [**] and which may arise during the term of this Agreement.

                  (b) During the term of this Agreement, CRL shall not [**] MINI-SWINE are maintained.

             3.12 CRL shall take all reasonable steps to insure that the MINI-SWINE are not lost by a catastrophic event, including but not limited to, [**] and shall maintain portions of the MINI-SWINE [**]. BTI hereby approves [**]. In addition, CRL shall maintain [**] in order to maintain [**].

         3.13 For the services rendered hereunder, on and after the EFFECTIVE DATE, BTI shall pay CRL quarterly and, upon receipt of an invoice, CRL's Fully Allocated Costs for performing such services, [**] provided, however, CRL services


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shall be limited to [**] payable quarterly in advance for the first twelve (12)
months of this Agreement, with the first and second quarterly payments totalling [**], and provided further, that there shall be no additional transfer price for each individual MINI-SWINE supplied. For the purpose of this Agreement, Fully Allocated Costs shall mean CRL's Direct and Indirect Costs for the services performed plus a mutually agreed upon charge for overhead (initially [**]), all in accordance with generally accepted accounting principles consistently applied by CRL. Direct Costs shall include [**]. Indirect Costs shall include such items as [**]. Fully Allocated Costs shall also include the [**] approved in advance by BTI and CRL and directly related to the performance of the services hereunder. CRL undertakes to make a good-faith effort to improve its efficiency in-connection with its performance hereunder and otherwise decrease its Fully Allocated Costs with respect thereto.

             3.14 CRL shall keep full and accurate books of account containing all particulars that may be necessary for the purpose of calculating its Fully Allocated Costs hereunder. Such books of account shall be kept at their principal place of business and, with all necessary supporting data, shall, for the three (3) years next following the end of the calendar year to which each shall pertain be open for inspection by an independent certified accountant upon reasonable notice during normal business hours at BTI's expense for the sole purpose of verifying such costs, but in no event more than once in each calendar year. In the event such inspection


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shall indicate that in any calendar year that such costs are at least [**]
lower than those which were actually paid by BTI, then CRL shall pay the cost of such inspection.

                        ARTICLE 4 - OTHER CRL OBLIGATIONS

         4.1 CRL will use its reasonable efforts to employ any reasonable breeding techniques with the MINI-SWINE herd which BTI may from time to time require.

         4.2 CRL will conduct such research with respect to MINI-SWINE as may reasonably be requested by BTI. Any such research shall be conducted at CRL's Fully Allocated Costs [**].

         4.3 CRL shall not conduct research with MINI- SWINE or PRODUCTS for or on behalf of any person or entity other than BTI nor shall CRL [**].

             4.4 Upon termination of this Agreement: CRL agrees (a) to transfer and assign all right, title and interest in and to information and inventions resulting from CRL's activities hereunder and related patent rights, (b) not to use such information, inventions, or MINI-SWINE, for itself or for or on behalf of any other person or entity, and (c) to provide BTI with reasonable technical assistance and sufficient information to enable BTI or its designee to maintain the MINI-SWINE. The obligations of this Section shall survive termination of this Agreement.

         4.5 CRL shall provide, deliver to, and pick-up from BTI or its designee, at no additional charge to BTI, [**] MINI-SWINE per year. In the event that BTI

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requires [**] MINI-SWINE in any year, CRL shall provide such excess MINI-SWINE to BTI or its designee after good faith discussion by the parties of any problems raised thereby.

         4.6 CRL agrees that all employees, consultants and agents working on research hereunder shall be obligated to assign all right, title and interest to information and inventions resulting from such research and related patent rights to CRL.

                           ARTICLE 5 - CONFIDENTIALITY

             5.1 During the term of this Agreement, it is contemplated that the parties will disclose to each other proprietary and confidential technology, inventions, technical information, biological materials and the like which are owned or controlled by a party or which a party is obligated to maintain in confidence and which is designated by a party as confidential ("Party Confidential Information"). The receiving party agrees to retain the disclosing party's Party Confidential Information in confidence, and except as permitted herein not to disclose any such Party Confidential Information to a third party without the prior written consent of the disclosing party and to use such Party Confidential Information only for the purposes of this Agreement.

         5.2 The obligations of confidentiality will not apply to Party Confidential Information or information which:


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                  (i)      was known or generally known to the public or in the
                           possession of the receiving party prior to its disclosure hereunder; or

                  (ii) subsequently becomes known to the public by some means other than a breach of this Agreement, including publication and/or laying open to inspection of any patent applications or patents; or

                  (iii) is a subsequently disclosed to the receiving party by a third party having a lawful right to make such disclosure; or

                  (iv) is required to be disclosed by law or for regulatory approval provided that the disclosing party takes all reasonable steps to protect the confidentiality thereof; or

                  (v)      is independently developed by the receiving party.

         5.3 The obligations of Paragraph 5.1 notwithstanding BTI may disclose Confidential Information of CRL relative to MINI-SWINE and PRODUCT as necessary in the conduct of its business.

                               ARTICLE 6 - PATENTS

             6.1 (a) Each employee or consultant of CRL who during the course of maintaining the MINI-SWINE shall make an invention solely or jointly, ("CRL INVENTOR") shall promptly report such invention to CRL. Each CRL INVENTOR shall assign all of his rights, title and interest in such invention and patent rights relating thereto to CRL.


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                  (b) CRL shall promptly advise BTI in writing of each invention so disclosed to CRL. CRL shall assign all right, title and interest in and to inventions and patent rights to BTI related to xenotransplantation activities.

         6.2 With respect to such inventions and patent rights, CRL shall cooperate with BTI in filing, prosecuting and maintaining such patent rights and shall sign and cause its employees to sign any and all papers necessary to assign patent rights to BTI and to enable BTI to file, prosecute and maintain such patent rights to BTI and to enable BTI to file, prosecute and maintain such patent rights. Neither CRL nor CRL inventors shall pay any costs for the filing, prosecution and maintenance of such patent rights.

                        ARTICLE 7 - COMMERCIAL AGREEMENT

         7.1 [**] the date on which BTI expects PRODUCT to be approved by the FDA and/or commercially available, CRL and BTI shall enter into a commercial agreement whereby CRL will continue to maintain the MINI-SWINE and supply BTI's requirements for PRODUCT to be sold by BTI at CRL's Fully- Allocated Costs [**].

         7.2 In addition, the commercial agreement shall contain the usual and customary provisions included in such agreements and a provision that if at any time (i) CRL is unable to deliver PRODUCT in accordance with the SPECIFICATIONS or (ii) does not have the capacity or is unable to provide the amount of PRODUCT


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required by BTI or (iii) cannot perform its obligations hereunder at a competitive price, BTI may, at its option and without prejudice to any other remedy it may have, following written notice to CRL and the opportunity to cure within ninety (90) days thereafter, provide or obtain from a third party its requirements hereunder. In the event of such a failure by CRL, CRL shall provide BTI and a third party selected by BTI with sufficient information and technical assistance to enable such third party or BTI to maintain the MINI-SWINE and provide PRODUCT in accordance with the SPECIFICATIONS, all at no additional cost to BTI.

         7.3 The Supply Agreement shall provide that PRODUCT shall be provided to BTI exclusively.

                              ARTICLE 8 - LICENSES

         8.1 (a) Subject to the terms and conditions of this Agreement, CRL hereby grants to BTI an exclusive, worldwide, royalty-free license, including the right to grant sublicenses, in, under and to BACKGROUND RIGHTS, to make, have made, use, sell and have sold in the field of xenotransplantation, [**]. Such licenses, if required, shall survive termination of this Agreement, except that such licenses shall be cancelled if this Agreement is terminated for failure of BTI to meet its obligations under this Agreement. For purposes of this Agreement, BACKGROUND RIGHTS shall mean any and all patents and patent applications anywhere in the world and


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any and all data, information, formulas and know-how in which CRL has an ownership or licensable interest, presently or during the term of this Agreement.

         8.2 For the term of this Agreement and subject to the terms and conditions of this Agreement, BTI grants to CRL an exclusive worldwide royalty-free right and license to use patent rights and know-how owned by BTI or in which BTI has a licensable interest for the limited purpose of enabling CRL to perform CRL's obligations to BTI under the terms and conditions of this Agreement.

                             ARTICLE 9 - WARRANTIES

         9.1 Each of CRL and BTI warrants and represents to the other that it has the full right and authority to enter into this Agreement, and that it is not aware of any impediment which would inhibit its ability to perform the terms and conditions imposed on it by this Agreement.

                            ARTICLE 10 - TERMINATION

         10.1 The initial term of this Agreement shall be for five (5) years from the EFFECTIVE DATE hereof. This Agreement may be renewed for an additional five (5) year period, by mutual agreement of the parties. Accordingly, the parties shall meet to discuss, in good faith, such extension, at least one (1) year prior to the end of the initial term hereunder.

         10.2 Upon a material breach of any material obligation of this Agreement by either party to this Agreement, in the event the breach is not cured within ninety (90) days after written notice to the breaching party by the other party, in addition to any other remedy it may have, the other party at its sole option may terminate this


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Agreement. In the event any such breach is not curable in such period and the breaching party is diligently attempting to cure the breach, for so long as the diligent attempt continues the above period shall be extended for an additional ninety (90) days.

         10.3 BTI may terminate this Agreement upon ninety (90) days written notice to CRL in the event (i) BTI determines that it will no longer maintain a MINI-SWINE herd, or (ii) CRL cannot perform any of its obligations hereunder at a price which does not increase more than [**] from year to year during the term of this Agreement. In the case of clause (ii), the [**] shall be adjusted to reflect any change in scope, procedures or nature of the relationship requiring CRL to incur incremental costs in providing services hereunder.

         10.4 The obligations of Articles 4 and 11 and Paragraphs 12.2(b) and
12.3 shall survive any termination of this Agreement.

                       ARTICLE 11 - ASSIGNMENT; SUCCESSORS

         11.1 This Agreement shall not be assignable by either of the parties without the prior written consent of the other party (which consent shall not be unreasonably withheld), except that either party, without the consent of the other may assign this Agreement to an Affiliate or to a successor in interest of all or substantially all of the portion of the business to which this Agreement relates.


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         11.2 Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of said successors in interest and assigns of BTI and CRL. Any such successor or assignee of a party's interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by said party.

                          ARTICLE 12 - INDEMNIFICATION

         12.1 BTI agrees to defend, indemnify and hold CRL harmless from and against all liability, demands, damages, expense or losses arising out of any use or sale or other disposition of PRODUCT by or through BTI (BTI's customers or patients), except those which arise from the negligence or willful acts of CRL. CRL shall promptly notify BTI of any claim covered by this indemnity and BTI shall have the right to control the defense, settlement or compromise of any such claim.

                         ARTICLE 13 - GENERAL PROVISIONS

         13.1 The relationship between CRL and BTI is that of independent contractors. CRL and BTI are not joint venturers, partners, principal and agent, employer or employee, and have no relationship other than as independent contracting parties. CRL shall have no power to bind or obligate BTI in any manner, other than as is expressly set forth in this Agreement. Likewise, BTI shall have no power to bind or obligate CRL in any manner, except as is expressly set forth in this Agreement.

         13.2 (a) This Agreement sets forth the entire agreement and understanding between the parties as to research and the rights and licenses granted


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under this Agreement and supersedes all prior agreements in this respect.
There shall be no amendments or modifications to this Agreement, except by a written document which is signed by both parties.

                  (b) Pursuant to Section 11.2(a) the Research and Supply Agreement between the parties effective March 1, 1991 ("the Research and Supply Agreement") is hereby terminated; provided that the provisions of the Research and Supply Agreement which are designated to survive termination shall survive as set forth therein.

         13.3 This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts without reference to its choice of law principles.

         13.4 The headings in this Agreement have been inserted for the convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

         13.5 Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of a party's right to the future enforcement of its rights under this Agreement, excepting only as to an expressed written and signed waiver as to a particular matter for a particular period of time.

         13.6 Any notices given pursuant to this Agreement shall be in writing and shall be deemed delivered upon the earlier of (i) when received at the address set forth below (including telefax or personal delivery), or (ii) three
(3) business days


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after mailed by certified or registered mail in the United States mails, postage prepaid and properly addressed, with return receipt requested. Notices shall be delivered to the respective parties as indicated:

         To BTI:           BioTransplant Incorporated
                           Building 75
                           3rd Avenue
                           Charlestown Navy Yard
                           Charlestown, MA 02124
                           Attn:  President

         To CRL:           Charles River Laboratories, Inc.
                           251 Ballardvale Street
                           Wilmington, MA 01887
                           Attn:  President

         13.7 If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the parties that the remainder of this Agreement shall not be affected thereby, provided that a party's rights under this Agreement are not materially affected. It is further the intention of the parties that in lieu of each such provision which is invalid, illegal, or unenforceable, there be substituted or added as part of this Agreement a provision which shall be as similar as possible in economic and business objectives as intended by the parties to such invalid, illegal or unenforceable provision, but shall be valid, legal and enforceable.


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         IN WITNESS WHEREOF, the parties have set their hand and seal on this
1st day of January 1998.

Date:                                         BIOTRANSPLANT INCORPORATED

                                              By:       Elliot Lebowitz
                                                        -----------------
                                              Office:   President and CEO
                                                        -----------------
Date:                                         CHARLES RIVER LABORATORIES, INC.

                                              By:       James Foster
                                                        -----------------
                                              Office:   President
                                                        -----------------
Date:                                         WILMINGTON PARTNERS, L.P.

                                              By:       James Foster
                                                        -----------------
                                              Office:   President
                                                        -----------------



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                                    EXHIBIT A

                  SPECIFIC PATHOGEN FREE WITH RESPECT TO THE FOLLOWING SWINE PATHOGENS


                  --       [**]

                  --       [**]

         CRL will continue its routine health monitoring screen for common pathogens of swine which includes [**]. CRL will also continue its current vaccination program (twice yearly) against the above-described pathogens, as well as for [**] and additional agents as requested by BTI.

         Additionally, all animals in the herd will continue to be given [**].


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                                    EXHIBIT B

                                 SPECIFICATIONS

         To be set forth [**] the date on which BTI expects Product to be approved by the FDA and/or commercially available.


                                      -20-